Exhibit 1.1

3.00% Convertible Senior Notes due 2019

ANI PHARMACEUTICALS, INC.

UNDERWRITING AGREEMENT

December 4, 2014

Guggenheim Securities, LLC

As Representative of the

several Underwriters named in

Schedule I attached hereto

c/o Guggenheim Securities, LLC

330 Madison Avenue

New York, New York 10017

Ladies/Gentlemen:

ANI Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) $125,000,000 principal amount of its 3.00% Convertible Senior Notes due 2019 (the “Firm Securities”). The Company also proposes to issue and sell to the several Underwriters up to an additional $18,750,000 principal amount of its 3.00% Convertible Senior Notes due 2019 (the “Additional Securities”) at the option of the Underwriters as provided in Section 2(c) below. The Firm Securities and the Additional Securities are referred to herein as the “Securities”. The Securities will be issued pursuant to an indenture (the “Base Indenture”) to be dated as of December 10, 2014, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a supplemental indenture to be dated as of December 10, 2014 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Securities will be convertible into cash, shares (the “Underlying Securities”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), or a combination of cash and shares of Common Stock, at the Company’s election. Guggenheim Securities, LLC (“Guggenheim”) is acting as representative (the “Representative”) of the several Underwriters in connection with the offering and sale of the Securities contemplated herein (the “Offering”).

In connection with the offering of the Firm Securities, the Company is separately entering into convertible note hedge transactions and warrant transactions with Nomura Global Financial Products Inc. (the “Call Spread Counterparty”), in each case pursuant to a convertible note hedge confirmation (a “Base Bond Hedge Confirmation”) and a warrant confirmation (a “Base Warrant Confirmation”), respectively, each dated the date hereof (the Base Bond Hedge Confirmations and the Base Warrant Confirmations, collectively, the “Base Call Spread Confirmations”), and in connection with the issuance of any Additional Securities, the Company and the Call Spread Counterparty may enter into an additional convertible note hedge transaction and an additional warrant transaction pursuant to an additional convertible note hedge confirmation (an “Additional Bond Hedge Confirmation”) and an additional warrant confirmation (an “Additional Warrant Confirmation”), respectively, each to be dated the date on which the option granted to the Underwriters pursuant to Section 2(c) to purchase such Additional Securities is exercised (the Additional Bond Hedge Confirmations and the Additional Warrant Confirmations, collectively, the “Additional Call Spread Confirmations” and, together with the Base Call Spread Confirmations, the “Call Spread Confirmations”).

For purposes of this Agreement, the “Applicable Time” is 11:00 p.m. (New York City time) on the date of this Agreement.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof, the Applicable Time, the Closing Date (as hereinafter defined) and the Additional Closing Date (as hereinafter defined) that:

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a “shelf” registration statement on Form S-3 (File No. 333-195949), including the related base prospectus, relating to certain debt and equity securities to be issued by the Company from time to time.

Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the Preliminary Prospectus Supplement of the Company dated December 3, 2014 and filed with the Commission pursuant to Rule 424(b) under the Securities Act together with the prospectus included in the Registration Statement at the time of its effectiveness that omitted Rule 430 Information, and the term “Prospectus” means the definitive Prospectus Supplement in the form first furnished to the Underwriters (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) for use in connection with confirmation of sales of the Securities together with the prospectus included in the Registration Statement at the time of its effectiveness that omitted Rule 430 Information. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

2

Any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act), if any, listed on Schedule II hereto, is hereafter referred to as an “Issuer Free Writing Prospectus”; and the Preliminary Prospectus, as supplemented by the Issuer Free Writing Prospectuses, taken together, are hereafter referred to collectively as the “Pricing Disclosure Package.”

All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, any Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b) The Registration Statement has been declared effective by the Commission. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or, to the Company’s knowledge, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceeding for that purposes has been initiated or, to the Company’s knowledge, threatened by the Commission. The Company has complied with each request (if any) from the Commission for additional information.

(c) At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(d) Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act, the rules and regulations of the Commission thereunder (the “Rules and Regulations”) and the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”). Each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act, the Rules and Regulations and the Trust Indenture Act. Each Preliminary Prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(e) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any information contained in or omitted from the Registration Statement or any amendment thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use therein. The parties hereto agree that such information provided by or on behalf of any Underwriter through the Representative consists solely of the material referred to in Section 18 hereof.

3

(f) Each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Pricing Disclosure Package or Prospectus complied when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Pricing Disclosure Package, as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus will not, as of its date, as of the Closing Date or as of the Additional Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus complies in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations, and does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and each Issuer Free Writing Prospectus listed in Schedule II hereto, as supplemented by and taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No representation and warranty is made in this Section 1(d) with respect to any information contained in or omitted from the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use therein. The parties hereto agree that such information provided by or on behalf of any Underwriter through the Representative consists solely of the material referred to in Section 18 hereof.

(g) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with the requirements of Rule 433 under the Securities Act with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to any such Issuer Free Writing Prospectus. The Company has not (i) distributed any offering material in connection with the Offering other than any Preliminary Prospectus, the Prospectus, and any Issuer Free Writing Prospectus set forth on Schedule II hereto, or (ii) filed, referred to, approved, used or authorized the use of any “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the Offering or the Securities, except for any Issuer Free Writing Prospectus set forth in Schedule II hereto and any electronic road show previously approved by the Representative. The Company has retained in accordance with the Securities Act and the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the Rules and Regulations.

4

(h) EisnerAmper LLP, whose reports are filed with the Commission on EDGAR as part of the Registration Statement, the Pricing Disclosure Package or the Prospectus is an independent public accounting firm with respect to the Company and its subsidiaries as required by the Securities Act, the Rules and Regulations and the rules of the Public Company Accounting Oversight Board (“PCAOB”).

(i) Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package or the Prospectus, except as disclosed therein, (i) the Company has not declared or paid any dividends, or made any other distribution of any kind, on or in respect of its capital stock, (ii) there has not been any material change in the capital stock or long-term or short-term debt of the Company or any of its subsidiaries listed in Exhibit A hereto (each, a “Subsidiary” and, collectively, the “Subsidiaries”), (iii) there have been no transactions entered into by the Company or any of its Subsidiaries, other than in the ordinary course of business, which are material with respect to the Company and its Subsidiaries, individually or taken as a whole, (iv) neither the Company nor any Subsidiary has sustained any loss or interference with its business or properties from fire, explosion, flood, earthquake, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding that would reasonably be expected to result in a Material Adverse Change (as defined below), and (v) there has not been any material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting the business, general affairs, management, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, individually or taken as a whole (a “Material Adverse Change”). Since the date of the latest balance sheet included, or incorporated by reference, in the Registration Statement, the Pricing Disclosure Package or the Prospectus, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiaries, taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Pricing Disclosure Package.

(j) The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus, and all of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state, federal and foreign securities laws and not in violation of or subject to any preemptive or similar right that entitles any person to acquire from the Company or any subsidiary any Common Stock or other security of the Company or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security (any “Relevant Security”), except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement. All of the issued shares of capital stock of or other ownership interests in each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and (except as set forth in the Pricing Disclosure Package and the Prospectus) are owned directly or indirectly by the Company free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”). The Common Stock, the Firm Securities, the Additional Securities and the Underlying Securities conform to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Except as disclosed in the Pricing Disclosure Package, the Company has no outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security. Except as disclosed in the Pricing Disclosure Package, no holder of any Relevant Security has any rights to require registration under the Securities Act of any Relevant Security in connection with the offer and sale of the Securities contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof.

5

(k) The Company has full right, power and authority to execute this Agreement, the Indenture, the Call Spread Confirmations and the Securities (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby or by the Pricing Disclosure Package and the Prospectus has been duly and validly taken.

(l) This Agreement has been duly and validly authorized, executed and delivered by the Company.

(m) The Indenture has been duly authorized by the Company and upon effectiveness of the Registration Statement and on the Closing Date and on the Additional Closing Date, as the case may be, will have been duly authorized under the Trust Indenture Act and, when duly executed or delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(n) The Base Call Spread Confirmations have been duly authorized, executed and delivered by the Company and are enforceable against the Company in accordance with their terms, and any Additional Call Spread Confirmations will, on or prior to the date such Additional Call Spread Confirmations are entered into, have been duly authorized, executed and delivered by the Company and each will be enforceable against the Company in accordance with their terms, subject in each case to the Enforceability Exceptions.

(o) The Securities to be delivered on the Closing Date and the Additional Closing Date, if any, have been duly and validly authorized and, when issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.

(p) Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into cash, shares of Common Stock or a combination thereof, at the Company’s election, in accordance with the terms of the Securities. The maximum number of Underlying Securities initially issuable upon conversion of the Securities (assuming the Company elects to fully physically settle the Securities upon conversion thereof, and including the maximum number of shares of Common Stock that may be issued upon conversion of the Securities in connection with a “make-whole fundamental change” under the Securities (the “Maximum Number of Underlying Shares”)) have been duly authorized and reserved for issuance upon such conversion and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Maximum Number of Underlying Shares will not be subject to any preemptive or similar rights.

6

(q) The maximum number of shares of Common Stock issuable upon exercise and settlement or termination of the warrants issued pursuant to the Base Call Spread Confirmations and any Additional Call Spread Confirmations (the “Warrant Securities”) have been duly authorized and reserved and, when issued upon exercise and settlement or termination of such warrants in accordance with the terms of such warrants, will be validly issued, fully paid and non-assessable, and the issuance of such Warrant Securities will not be subject to any preemptive or similar rights.

(r) Each of the Company and each Subsidiary has been duly organized and validly exists as a corporation, partnership or limited liability company (as the case may be) in good standing under the laws of its jurisdiction of organization and has corporate, partnership or limited liability company power and authority (as the case may be) to own its property and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company (as the case may be) in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect (as defined below). The certificate or articles of incorporation, by-laws, partnership agreement, limited liability company agreement or other constitutive and organizational documents (as the case may be) of the Company and each Subsidiary comply with the requirements of applicable law and are in full force and effect. The Subsidiaries are the only “subsidiaries” of the Company (within the meaning of Rule 405 under the Securities Act).

(s) Neither the Company nor any Subsidiary (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, note, lease, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, writ, decree or order of any court or judicial, regulatory or other legal or governmental agency or body, foreign or domestic asserting jurisdiction over the Company or the Subsidiaries or any of their respective properties or assets, except (in the case clauses (ii) and (iii) above) for those failures to be so qualified or in good standing or such defaults or violations which (individually and in the aggregate) would not reasonably be expected to have a material adverse effect on (i) the business, general affairs, management, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole; or (ii) the ability of the Company to consummate the Offering or any other transaction contemplated by this Agreement or the Pricing Disclosure Package (a “Material Adverse Effect”).

7

(t) Each of the Company and each Subsidiary has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and each such Consent is valid and in full force and effect, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any Subsidiary has received notice of any investigation or proceedings which, if decided adversely to the Company or any such Subsidiary, would reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any such Consent.

(u) The issue and sale of the Securities (including the issuance of the Maximum Number of Underlying Shares upon conversion thereof), the execution delivery and performance by the Company of each of the Transaction Documents, and the consummation of the transactions contemplated by the Transaction Documents and by the Registration Statement, the Pricing Disclosure Package and the Prospectus (including the use of proceeds from the sale of the Securities) do not and will not (i) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, note, lease, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties, operations or assets may be bound or (ii) violate or conflict with any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents (as the case may be) of the Company or any Subsidiary, or (iii) violate or conflict with any statute, law, rule, regulation, ordinance, directive, judgment, writ, decree or order of any court or judicial, regulatory, administrative or other legal or governmental agency or body, domestic or foreign, except (in the case of clauses (i) and (iii) above) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issue and sale of the Securities (including the issuance of the Maximum Number of Underlying Shares upon conversion thereof), the use of proceeds from the sale of the Securities as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the consummation of the transactions contemplated by the Transaction Documents and by the Registration Statement, the Pricing Disclosure Package and the Prospectus, except such consents as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

(w) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company or any Subsidiary is a party or of which any property, operations or assets of the Company or any Subsidiary is the subject which, individually or in the aggregate, if determined adversely to the Company or any Subsidiary, would reasonably be expected to have a Material Adverse Effect, or which might materially and adversely affect the consummation of the transactions contemplated in the Transaction Documents or the performance by the Company of its obligations hereunder; and except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated.

8

(x) The financial statements, including the notes thereto, and the supporting schedules included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the consolidated financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated subsidiaries in the Registration Statement, the Pricing Disclosure Package and the Prospectus; except as otherwise stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, said financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved; and the supporting schedules, if any, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. No other historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus by the Securities Act, the Exchange Act or the Rules and Regulations. The other financial and statistical information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the books and records of the respective entities presented therein. All disclosures contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(y) The statistical, industry-related and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(z) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(aa) The Common Stock is listed on The NASDAQ Stock Market (“NASDAQ”) under NASDAQ’s Global Market tier, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from NASDAQ, nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of NASDAQ.

9

(bb) There are no contracts or documents which are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(cc) The Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission's rules and guidelines applicable thereto.

(dd) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s internal control over financial reporting is effective in all material respects to perform the functions for which they were established and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to reasonably ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(ff) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(gg) Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which would reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.

10

(hh) Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has, prior to the date hereof, made any offer or sale of any securities which would reasonably be expected to be “integrated” (within the meaning of the Securities Act and the Rules and Regulations) with the offer and sale of the Securities pursuant to the Registration Statement.

(ii) Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(jj) The Company is not and, at all times up to and including consummation of the transactions contemplated by this Agreement, and after giving effect to the transactions contemplated by the Call Spread Confirmations and the application of the net proceeds of the Offering as described in the Pricing Disclosure Package and the Prospectus, will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.

(kk) Except as disclosed in the Registration Statement, Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement or, to the Company's knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that would affect the Underwriters’ compensation as determined by FINRA.

(ll) The Company and each Subsidiary owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of any and all Liens except such as are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or such as do not (individually or in the aggregate) materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not materially interfere with, the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries. Neither the Company nor any Subsidiary has received any written notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary.

11

(mm) The Company and each Subsidiary owns or possesses adequate rights to use all inventions, patents, trademarks, service marks, domain names, trade names, trade dress, copyrights, licenses, formulae, technology, know-how, trade secrets and other intellectual property (including all registrations and applications for registration of the foregoing, as applicable) (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses as presently conducted and as proposed to be conducted as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus except to the extent that any failure to own or possess such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, the conduct of the respective businesses of the Company and each Subsidiary has not infringed, misappropriated or otherwise violated any Intellectual Property of others in any material respect, and to the Company’s knowledge, the conduct of their respective businesses will not infringe, misappropriate or otherwise violate the Intellectual Property of others in any material respect. The Company and each Subsidiary have at all times taken commercially reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property material to its business, the value of which to the Company or any Subsidiary is contingent upon maintaining the confidentiality thereof. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) there are no rights of third parties to any of the Intellectual Property owned or purported to be owned by the Company or any Subsidiary and (b) to the knowledge of the Company, there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by any third party of any of the Intellectual Property of the Company or any Subsidiary. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim (i) challenging the Company’s or any Subsidiary’s rights in or to, or alleging the violation of any of the terms of, any Intellectual Property owned by or licensed to the Company or any Subsidiary; (ii) challenging the validity, enforceability or scope of any Intellectual Property of the Company or any Subsidiary; or (iii) alleging that the Company or any Subsidiary has infringed, misappropriated or otherwise violated or conflicted with any Intellectual Property of others, and in the case of each of (i), (ii) and (iii), the Company has no actual knowledge of any facts which would form a reasonable basis for any such action, suit, proceeding or claim, except in the case of each of (i), (ii) and (iii) to the extent that any such action, suit, proceeding or claim would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(nn) The Company and the Subsidiaries maintain insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(oo) Each of the Company and each Subsidiary has accurately prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all material taxes, assessments, governmental or other similar charges, including without limitation, all material sales and use taxes and all material taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return). No deficiency assessment with respect to a proposed material adjustment of the Company’s or any Subsidiary’s federal, state, local or foreign taxes is pending or, to the best of the Company’s knowledge, threatened. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any material known assessments and related liabilities for any such period and, since December 31, 2013, the Company and the Subsidiaries have not incurred any material liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

12

(pp) No labor disturbance by the employees of the Company or any Subsidiary exists or, to the best of the Company’s knowledge, is imminent and the Company is not aware of any existing or imminent labor disturbances by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers’, customers or contractors, which, in either case (individually or in the aggregate), would reasonably be expected to have a Material Adverse Effect.

(qq) Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur for which the Company would have liability, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(rr) There has been no storage, generation, transportation, handling, use, treatment, disposal, discharge, emission, contamination, release or other activity involving any kind of hazardous, toxic or other wastes, pollutants, contaminants, petroleum products or other hazardous or toxic substances, chemicals or materials (“Hazardous Substances”) by, due to, on behalf of, or caused by the Company or any Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any property now or previously owned, used or leased by the Company or any Subsidiary, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit, common law provision or other legally binding standard relating to pollution or protection of human health and the environment (“Environmental Law”), except for violations and liabilities which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. There has been no disposal, discharge, emission contamination or other release of any kind at, onto or from any such property or into the environment surrounding any such property of any Hazardous Substances with respect to which the Company or any Subsidiary has knowledge, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending or, to the best of the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary an adverse determination in which would reasonably be expected to have a Material Adverse Effect. No property of the Company or any Subsidiary is subject to any Lien under any Environmental Law. Neither the Company nor any Subsidiary is subject to any order, decree, agreement or other individualized legal requirement related to any Environmental Law.

13

(ss) Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any Subsidiary, has (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic governmental official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and (v) received notice of any investigation, proceeding or inquiry by any governmental agency, authority or body regarding any of the matters in clauses (i)-(iv) above; and the Company and its Subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(tt) The operations of the Company and each Subsidiary are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(uu) Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any Subsidiary is currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject or target of any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of Sanctions.

14

(vv) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(ww) Except as described in the Registration, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries: (A) are and at all times have been in material compliance with all statutes, rules or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labelling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company or its subsidiaries (“Applicable Laws”); (B) have not received any Form 483 from the United States Food and Drug Administration (the “FDA”), notice of adverse finding, warning letter, or other correspondence or written notice from the FDA, the DEA or any other federal, state, local or foreign governmental or regulatory authority alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), which would, individually or in the aggregate, result in a Material Adverse Change; (C) possess all material Authorizations necessary for its business as conducted on the date of the Registration Statement, the Pricing Disclosure Package and the Prospectus, and such Authorizations are valid and in full force and effect and neither the Company nor any subsidiary is in material violation of any term of any such Authorizations; (D) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party alleging that any product, operation or activity is in material violation of any Applicable Laws or Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) have not received notice that the FDA or any other federal, state, local or foreign governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority is considering such action; and (F) have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations, except where exempt from such requirements under Applicable Law or Authorizations or where the failure to file such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments would not reasonably be expected to result in a Material Adverse Change, and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

15

(xx) The animal and other preclinical studies and clinical trials conducted by the Company or on behalf of the Company that the Company intends to rely on in support of its regulatory submissions to the FDA or foreign regulatory agencies were, and, if still pending are, to the Company’s knowledge, being conducted, to the extent applicable, in material compliance with the requirements of “Good Laboratory Practices” and “Good Clinical Practices;” the descriptions of the results of such preclinical studies and clinical trials contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus are accurate and complete in all material respects, and the Company has no knowledge of any other clinical trials or preclinical studies, the results of which the Company believes reasonably call into question the clinical trial or preclinical study results described or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus when viewed in the context in which such results are described; and the Company has not received any written notices or correspondence from the FDA or any other domestic or foreign governmental agency requiring the termination, suspension or modification of any preclinical studies or clinical trials conducted by or on behalf of the Company that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

Any certificate signed by or on behalf of the Company and delivered to the Representative or to counsel for the Underwriters’ shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

2. Purchase, Sale and Delivery of the Securities.

(a) On the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company the respective principal amount of Firm Securities set forth opposite each Underwriter’s name in Schedule I hereto at a price equal to 96.50% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any from December 10, 2014 to the Closing Date (as defined below).

(b) Payment of the purchase price for, and delivery of one or more global securities (the “Global Securities”) representing, the Firm Securities shall be made at the office of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (“Underwriters’ Counsel”), or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M., New York City time, on December 10, 2014, or such other time and date as the Representative and the Company may agree upon in writing (such time and date of payment and delivery being herein called the “Closing Date”). Payment of the purchase price for the Firm Securities shall be made by wire transfer in same day funds to the Company upon delivery of the Global Securities representing the Firm Securities to the nominee of The Depository Trust Company (“DTC”) for the respective accounts of the several Underwriters. The Company will permit the Representative to examine the Global Securities representing the Firm Securities at least one full business day prior to the Closing Date.

16

(c) In addition, the Company hereby grants to the Underwriters, acting severally and not jointly, the option to purchase the Additional Securities at the Purchase Price plus accrued interest, if any, from the Closing Date to the date of payment and delivery. This option may be exercised at any time and from time to time, in whole or in part on one or more occasions, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representative to the Company. Such notice shall set forth the aggregate amount of Additional Securities as to which the option is being exercised and the date and time, as reasonably determined by the Representative, when the Additional Securities are to be delivered (any such date and time being herein sometimes referred to as the “Additional Closing Date”); provided, however, that no Additional Closing Date shall occur earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, upon any exercise of the option as to all or any portion of the Additional Securities, each Underwriter, acting severally and not jointly, agrees to purchase from the Company the amount of Additional Securities that bears the same proportion of the total amount of Additional Securities then being purchased as the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto (or such amount increased as set forth in Section 10 hereof) bears to the total amount of Firm Securities that the Underwriters have agreed to purchase hereunder, subject, however, to such adjustments to eliminate Securities in denominations other than $1,000 as the Representative in its sole discretion shall make.

(d) Payment of the purchase price for, and delivery of the Global Securities representing, the Additional Securities shall be made at the office of Underwriters’ Counsel, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M., New York City time, on the Additional Closing Date, or such other time as shall be agreed upon by the Representative and the Company. Payment of the purchase price for the Additional Securities shall be made by wire transfer in same day funds to the Company upon delivery of the Global Securities representing the Additional Securities to the Representatives through the facilities of DTC for the respective accounts of the several Underwriters. Certificates for the Additional Securities shall be registered in such name or names and shall be in such denominations as the Representative may request. The Company will permit the Representative to examine the Global Securities representing the Additional Securities at least one full business day prior to the Additional Closing Date.

3. Offering. Upon authorization of the release of the Firm Securities by the Representative, the Underwriters propose to offer the Securities for sale to the public upon the terms and conditions set forth in the Prospectus.

4. Covenants of the Company. In addition to the other covenants and agreements of the Company contained herein, the Company further covenants and agrees with each of the Underwriters that:

17

(a) The Company shall prepare the Prospectus in a form approved by you and file such Prospectus pursuant to, and within the time period specified in, Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; prior to the last date on which an Additional Closing Date, if any, may occur, the Company shall file no further amendment to the Registration Statement or amendment or supplement to the Prospectus to which you shall reasonably object in writing after being furnished in advance a copy thereof and given a reasonable opportunity to review and comment thereon; the Company shall notify you promptly (and, if requested by the Representative, confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus, including any document incorporated by reference therein or for any additional information, (iii) of the Company’s intention to file, or prepare any supplement or amendment to, the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, (iv) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, including but not limited to Rule 462(b) under the Securities Act, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or, in each case, of the initiation or threatening of any proceedings therefore, (vi) of the receipt of any comments from the Commission, and (vii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will use its commercially reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible.

(b) If at any time when a prospectus relating to the Securities (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act, any event shall have occurred as a result of which the Pricing Disclosure Package (prior to the availability of the Prospectus) or the Prospectus as then amended or supplemented would, in the reasonable judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of delivery of such Pricing Disclosure Package or Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) to the purchaser, not misleading, or if to comply with the Securities Act, the Exchange Act or the Rules and Regulations it shall be necessary at any time to amend or supplement the Pricing Disclosure Package, the Prospectus or the Registration Statement, or to file any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment, supplement or document (in form and substance satisfactory to the Representative) that will correct such statement or omission or effect such compliance, and will use its commercially reasonable efforts to have any amendment to the Registration Statement declared effective as soon as possible.

(c) The Company will not, without the prior consent of the Representative, (i) make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except for any Issuer Free Writing Prospectus set forth in Schedule II hereto and any electronic road show previously approved by the Representative, or (ii) file, refer to, approve, use or authorize the use of any “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the Offering or the Securities. If at any time any event shall have occurred as a result of which any Issuer Free Writing Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus as then amended or supplemented or would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material necessary in order to make the statements therein, in the light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if to comply with the Securities Act or the Rules and Regulations it shall be necessary at any time to amend or supplement any Issuer Free Writing Prospectus, the Company will notify the Representative promptly and, if requested by the Representative, prepare and furnish without charge to each Underwriter an appropriate amendment or supplement (in form and substance satisfactory to the Representative) that will correct such statement, omission or conflict or effect such compliance.

18

(d) The Company has complied and will comply with the requirements of Rule 433 with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to each such Issuer Free Writing Prospectus.

(e) The Company will promptly deliver to each of you and the Underwriters’ Counsel such number of copies of any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus or any amendment thereof or supplement thereto, as the Underwriters may reasonably request. Prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement and during the Prospectus Delivery Period (as defined below), the Company will furnish the Underwriters with as many copies of any Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus as you may reasonably request. The “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of Underwriters’ Counsel a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(f) Promptly from time to time, the Company will use its best efforts, in cooperation with the Representative, to qualify the Securities for offering and sale under the securities laws relating to the offering or sale of the Securities of such jurisdictions, domestic or foreign, as the Representative may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

(g) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders and to the Representative as soon as practicable an earnings statement of the Company and the Subsidiaries (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

19

(h) During the period of 90 days from the date hereof (the “Lock-Up Period”), without the prior written consent of Guggenheim, the Company (i) will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any Relevant Security, or make any public announcement of any of the foregoing, (ii) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act and the Rules and Regulations) with respect to any Relevant Security, and (iii) will not otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration; and the Company will obtain an undertaking in substantially the form of Exhibit C hereto of each of its officers and directors, and its stockholders and other persons or entities listed on Schedule III attached hereto, not to engage in any of the aforementioned transactions on their own behalf, other than the sale of Securities as contemplated by this Agreement and the Company’s issuance of Common Stock upon (i) the conversion or exchange of the Securities or of convertible or exchangeable securities outstanding on the date hereof; (ii) the exercise of currently outstanding options; (iii) the exercise of currently outstanding warrants; (iv) the grant of restricted stock awards, the grant and/or exercise of securities under, or the issuance and sale of shares pursuant to, employee stock option plans in effect on the date hereof or as amended by the Board of Directors hereafter; and (v) exercise and settlement or termination of the warrant transactions evidenced by the Base Warrant Confirmations and any Additional Warrant Confirmations, each as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. During the Lock-Up Period, the Company may also issue Common Stock in connection with (x) an acquisition, merger or other business combination or (y) a licensing agreement, partnering agreement or other strategic transaction, not to exceed in the aggregate the amount of Common Stock equal to 10% of the market capitalization of the Company. The Company will not file a registration statement under the Securities Act in connection with any transaction by the Company or any person that is prohibited pursuant to the foregoing, except for registration statements on Form S-8 relating to employee benefit plans.

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by the immediately preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Guggenheim waives, in writing, such extension provided, however, that such extension shall not apply if the earnings release, material news published or distributed is compliant under Rule 139 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act. The Company will provide the Representatives and any co-managers, each officer and director of the Company and each stockholder and other person or entity listed on Schedule III attached hereto with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period.

(i) If Guggenheim in its sole discretion, agrees to release or waive the restrictions set forth in a Lock-Up Agreement for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by issuing a press release in form and substance reasonably satisfactory to Guggenheim, and containing such other information as Guggenheim may require with respect to the circumstances of the release or waiver and/or the identity of the officer(s) and/or director(s) with respect to which the release or waiver applies, through a major news service at least two business days before the effective date of the release or waiver.

20

(j) During the period of one year from the effective date of the Registration Statement, the Company will furnish to you copies of all reports or other communications (financial or other) furnished to security holders or from time to time published or publicly disseminated by the Company, and will deliver to you (i) as soon as they are available, copies of any reports, financial statements and proxy or information statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, however, that for purposes of this Section 4(j), any requirement to furnish or deliver any material to you shall be deemed satisfied if such materials are publicly filed on EDGAR and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial information to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission).

(k) The Company will reserve and keep available at all times, free of pre-emptive rights, the Maximum Number of Underlying Shares and the maximum number of Warrant Securities issuable upon exercise and settlement or termination of the warrants issued pursuant to the Base Call Spread Confirmations and any Additional Call Spread Confirmations.

(l) The Company will use its best efforts to effect and maintain the listing of the Maximum Number of Underlying Shares and the maximum number of Warrant Securities issuable upon exercise and settlement or termination of the warrants issued pursuant to the Base Call Spread Confirmations and any Additional Call Spread Confirmations on NASDAQ on or prior to the Closing Date.

(m) The Company will apply the net proceeds from the sale of the Securities as set forth under the caption “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus.

(n) The Company, during the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act in connection with the offer or sale of the Securities, will file all reports and other documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the Rules and Regulations within the time periods required thereby.

(o) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462 by 10:00 p.m. (New York City time), on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462 Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(p) The Company will not take, and will cause its affiliates (within the meaning of Rule 144 under the Securities Act) not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which would reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.

21

5. Covenant of the Underwriters. Each Underwriter, severally and not jointly, covenants and agrees with the Company that such Underwriter will not use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) without the prior written consent of the Company if such Underwriter’s use of or reference to such “free writing prospectus” would require the Company to file with the Commission any “issuer information” (as defined in Rule 433 under the Securities Act).

6. Payment of Expenses. Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all reasonable costs and expenses incident to the performance of its obligations hereunder, including the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and the Offering; (iii) the cost of producing this Agreement and any agreement among Underwriters, blue sky survey, closing documents and other instruments, agreements or documents (including any compilations thereof) in connection with the Offering; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state or foreign securities or blue sky laws as provided in Section 4(f) hereof, including the fees and disbursements of one counsel for the Underwriters in connection with such qualification and in connection with any blue sky survey; (v) any fees charged by rating agencies for rating the securities; (vi) fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (vii) all fees and expenses in connection with listing the Maximum Number of Underlying Shares and the Warrant Securities on NASDAQ; (viii) all fees and expenses in connection with the approval of the Securities for book-entry transfer by DTC; (ix) all travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Securities; (x) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); and (xi) any stock transfer taxes incurred in connection with this Agreement or the Offering. The Company also will pay or cause to be paid all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6. It is understood, however, that except as provided in Sections 6, 8, 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and stock transfer taxes on resale of any of the Securities by them.

7. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Firm Securities and the Additional Securities, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 7, “Closing Date” shall refer to the Closing Date for the Firm Securities and any Additional Closing Date, if different, for the Additional Securities), to the performance by the Company of all of its obligations hereunder, and to each of the following additional conditions:

22

(a) The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, and no stop order suspending or preventing the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, shall have been issued by the Commission and no proceedings therefor shall have been initiated or threatened by the Commission; all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; if the Company has elected to rely on Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m. (New York City time) on the date of this Agreement; and all necessary regulatory or stock exchange approvals shall have been received.

(b) At the Closing Date you shall have received (i) the written opinion of Dentons US LLP, counsel for the Company, dated the Closing Date and addressed to the Representative, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Exhibit B-1 hereto and (ii) the negative assurance letter of Dentons US LLP, counsel for the Company, dated the Closing Date and addressed to the Representative, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Exhibit B-2 hereto and (iii) the negative assurance letter of Buchanan Ingersoll & Rooney PC, regulatory counsel for the Company, dated the Closing Date and addressed to the Representative, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Exhibit B-3 hereto.

(c) At the Closing Date, you shall have received the written opinion of Underwriters’ Counsel, dated the Closing Date and addressed to the Representative, in form and substance reasonably satisfactory to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the Pricing Disclosure Package, the Prospectus and such other matters as you may require, and the Company shall have furnished to Underwriters’ Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(d) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, in form and substance satisfactory to you, as to the accuracy of the representations and warranties of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Date, as to the matters set forth in subsections (a), (f) and (g) of this Section 7, and as to such other matters as you may reasonably request.

(e) At the time this Agreement is executed and at the Closing Date, you shall have received a comfort letter, from EisnerAmper LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date, addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters and Underwriters’ Counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

23

(f) (i) Neither the Company nor any Subsidiary shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any loss or interference with its business or properties from fire, explosion, flood, earthquake, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, other than as set forth in the Pricing Disclosure Package (exclusive of any supplement thereto), except to the extent that such would not reasonably be expected to have a Material Adverse Effect; and (ii) subsequent to the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto subsequent to the date hereof) and the Pricing Disclosure Package (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term or short-term debt of the Company or any Subsidiary or any change or any development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, general affairs, management, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, individually or taken as a whole, the effect of which, in any such case described above, is, in the reasonable judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Pricing Disclosure Package (exclusive of any such supplement).

(g) On or after the Applicable Time, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock or the Company’s financial strength or claims paying ability by any such organization, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of such of the Company’s debt securities or preferred stock or the Company’s financial strength or claims paying ability.

(h) No Underwriter shall have discovered and disclosed to the Company on or prior to such Closing Date that the Registration Statement, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the reasonable opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(i) The Representative shall have received a duly executed lock-up agreement from each person who is a director or officer of the Company and each shareholder and each other person or entity listed on Schedule III hereto, in each case substantially in the form attached hereto as Exhibit C.

(j) The Maximum Number of Underlying Shares and the maximum number of Warrant Securities issuable upon exercise and settlement or termination of the warrants issued pursuant to the Base Call Spread Confirmations and any Additional Call Spread Confirmations shall have been approved for listing on NASDAQ, subject to official notice of issuance.

24

(k) At the Closing Date, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements for the Offering.

(l) The Company shall have furnished the Underwriters and Underwriters’ Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters’ Counsel pursuant to this Section 7 shall not conform to the requirements of this Section 7 in all material respects, all obligations of the Underwriters hereunder may be cancelled by the Representative at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Securities may be cancelled by the Representative at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

8. Indemnification.

(a) The Company shall indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable and documented out of pocket attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included (A) in any Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or in any Issuer Free Writing Prospectus, or in any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or (B) in any other materials or information provided to investors by, or with the approval of, the Company in connection with the Offering, including in any “road show” (as defined in Rule 433 under the Securities Act) for the Offering (“Marketing Materials”), or the omission or alleged omission to state in any Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or in any Issuer Free Writing Prospectus, or in any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or in any Marketing Materials, a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use therein. The parties agree that such information provided by or on behalf of any Underwriter through the Representative consists solely of the material referred to in Section 18 hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including but not limited to other liability under this Agreement.

25

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any related Preliminary Prospectus or the Prospectus, any Issuer Free Writing Prospectus, any “issuer information” or Marketing Materials, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Securities to be purchased by such Underwriter hereunder. The parties agree that such information provided by or on behalf of any Underwriter through the Representative consists solely of the material referred to in Section 18 hereof.

26

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 8 to the extent that it is not materially prejudiced as a result thereof or otherwise has notice of any such action, and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable and documented out of pocket fees and expenses shall be borne by the indemnifying parties. Any indemnifying party will not, in any event, be liable for any settlement of, any claim or action effected without its written consent, which consent will not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 or Section 9 hereof (whether or not the indemnified party is an actual or potential party thereto), unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party.

27

9. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, on the one hand, and the underwriting discount or commissions received by the Underwriters, on the other hand, in each case as set forth in the table on the cover page of the Prospectus, bear to the aggregate initial public offering price of the Securities as set in the table on the cover page of the Prospectus. The relative fault of each of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each of the Underwriter’s affiliates, directors, officers, employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise. The obligations of the Underwriters to contribute pursuant to this Section 9 are several in proportion to the respective amount of Securities to be purchased by each of the Underwriters hereunder and not joint.

28

10. Underwriter Default.

(a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Securities or Additional Securities hereunder, and if the Firm Securities or Additional Securities with respect to which such default relates (the “Default Securities”) do not (after giving effect to arrangements, if any, made by the Representative pursuant to subsection (b) below) exceed in the aggregate 10% of the aggregate amount of Firm Securities or Additional Securities, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that amount of Default Securities that bears the same proportion of the total number of Default Securities then being purchased as the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto bears to the aggregate amount of Firm Securities set forth opposite the names of the non-defaulting Underwriters, subject, however, to such adjustments to eliminate Securities in denominations other than $1,000 as the Representative in its sole discretion shall make.

(b) In the event that the aggregate amount of Default Securities exceeds 10% of the number of Firm Securities or Additional Securities, as the case may be, the Representative may in its discretion arrange for itself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Securities on the terms contained herein. In the event that within five calendar days after such a default the Representative does not arrange for the purchase of the Default Securities as provided in this Section 10, this Agreement or, in the case of a default with respect to the Additional Securities, the obligations of the non-defaulting Underwriters to purchase and of the Company to sell the Additional Securities shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 6, 8, 9 and 11) or the non-defaulting Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

(c) In the event that any Default Securities are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters’ Counsel, may thereby be made necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 10 with like effect as if it had originally been a party to this Agreement with respect to such Firm Securities and Additional Securities.

11. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement or in certificates of officers of the Company or any Subsidiary submitted pursuant hereto, including the agreements contained in Section 6, the indemnity agreements contained in Section 8 and the contribution agreements contained in Section 9, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Securities to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 6, 8, 9, 11, 12 and 17 hereof shall survive any termination of this Agreement, including termination pursuant to Section 10 or 12 hereof.

12. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

29

(b) The Representative shall have the right to terminate this Agreement at any time prior to the Closing Date or to terminate the obligations of the Underwriters to purchase the Additional Securities at any time prior to the Additional Closing Date, as the case may be, if, at or after the Applicable Time, (i) any domestic or international event or act or occurrence has materially disrupted, or in the reasonable opinion of the Representative will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) trading on the New York Stock Exchange (the “NYSE”) or NASDAQ shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE or NASDAQ or by order of the Commission or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by New York State or the United States or any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) (A) there shall have occurred any outbreak or material escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Securities or the Additional Securities, as the case may be, on the terms and in the manner contemplated by the Prospectus; or (v) any of the events described in Sections 7(f) or 7(g) shall have occurred.

(c) Any notice of termination pursuant to this Section 12 shall be in writing.

(d) If this Agreement shall be (i) terminated by the Representative pursuant to Section 12(b) or (ii) the Underwriters decline to purchase the Securities because any of the conditions to the obligations of the Underwriters set forth in Section 7 have not been met or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Representative, reimburse the Underwriters for all out-of-pocket expenses (including the reasonable and documented out of pocket fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

13. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the Offering that differ from the views of personnel in their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by personnel in such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

30

14. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering terms of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the Offering and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the Offering or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the Offering except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (e) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein and (f) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

15. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a) if sent to any Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to such Underwriter c/o Guggenheim Securities, LLC, 330 Madison Avenue, New York, New York 10017, Attention: Equity Capital Markets with a copy to the General Counsel and a copy to Underwriters’ Counsel at 450 Lexington Avenue, New York, NY 10017, Attention: John G. Crowley;

(b) if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to the Company and its counsel at the addresses set forth in the Registration Statement, Attention: Charlotte Arnold, Chief Financial Officer, with a copy to Company's Counsel, Dentons US LLP, at 1221 Avenue of the Americas, New York, NY 10020-1089; Attention: Paul A. Gajer;

provided, however, that any notice to an Underwriter pursuant to Section 8 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to Guggenheim, which address will be supplied to any other party hereto by Guggenheim upon request. Any such notices and other communications shall take effect at the time of receipt thereof.

16. Parties. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Underwriters and the Company and the controlling persons, affiliates, directors, officers, employees and agents referred to in Sections 8 and 9 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Securities from any of the Underwriters.

31

17. Governing Law and Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company irrevocably (a) submits to the jurisdiction of any court of the State of New York located in the City and County of New York, Borough of Manhattan or any federal courts of the United States of America located in the City and County of New York, Borough of Manhattan for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus (each, a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

18. The parties acknowledge and agree that, for purposes of Sections 1(e), 1(f), and 8 hereof, the information provided by or on behalf of any Underwriter consists solely of the material included in paragraphs fourteen and fifteen under the caption “Underwriting” in the Prospectus.

19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission or e-mail of a pdf attachment shall constitute valid and sufficient delivery thereof.

20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

21. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

[signature page follows]

32

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

ANI PHARMACEUTICALS, INC.

By:	/s/ Charlotte C. Arnold
Name: Charlotte C. Arnold
Title: VP & CFO

Accepted as of the date first above written

GUGGENHEIM SECURITIES, INC.

By:	/s/ Kenneth L. Springer
Name: Kenneth L. Springer
Title: Senior Managing Director

On behalf of itself and the other

Underwriters named in Schedule I hereto.

SCHEDULE I

Underwriter	Principal Amount of Firm Securities to be Purchased	Principal Amount of Additional Securities to be Purchased if Option is Fully Exercised
Guggenheim Securities, LLC	$100,000,000	$15,000,000
Nomura Securities International, Inc.	25,000,000	3,750,000
Total:	$125,000,000	$18,750,000

I-1

SCHEDULE II

1.	Term sheet attached as Exhibit D hereto

II-1

SCHEDULE III

Arthur S. Przybyl

Charlotte C. Arnold

Robert E. Brown, Jr.

Thomas A. Penn

Tracy L. Marshbanks, PhD.

FA Private Equity Fund IV, L.P.

FA Private Equity Fund IV GmbH & Co. Beteiligungs KG (GmbH),

The Productivity Fund IV, L.P.

The Productivity Fund IV Advisors Fund, L.P. Argentum Capital Partners II, L.P.

Daniel Raynor

Robert Schrepfer

Fred Holubow

Ross Mangano

James G. Marken

Robert J. Jamnick

Meridian Venture Partners II, L.P.

III-1

EXHIBIT A

List of Subsidiaries

ANIP Acquisition Company

A-1

EXHIBIT B-1

Form of Opinion of Company Counsel

1. Each of the Company and its Subsidiary is a corporation validly existing and in good standing under the laws of the State of Delaware.

2. The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are, to our knowledge, no options or warrants to purchase, or preemptive or similar rights with respect to, any of the capital stock of the Company, or any agreements or understandings of any character providing for the purchase, issuance or sale of any shares of the capital stock of the Company, except for the Transaction Documents and as described in the Registration Statement. All of the issued shares of capital stock of the Company's Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and (except as set forth in the Pricing Disclosure Package and the Prospectus) are owned directly or indirectly by the Company.

3. The maximum number of Underlying Securities initially issuable upon conversion of the Securities (assuming the Company elects to fully physically settle the Securities upon conversion thereof, and including the maximum number of shares of Common Stock that may be issued upon conversion of the Securities in connection with a “make-whole fundamental change” under the Securities (the “Maximum Number of Underlying Shares”)) have been duly and validly authorized and reserved for issuance upon conversion, and when issued and upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be duly and validly issued, fully paid and non-assessable, and the Maximum Number of Underlying Shares will not have been issued in violation of or subject to preemptive or, to our knowledge, similar rights that entitle or will entitle any person to acquire any Underlying Securities from the Company upon issuance or sale thereof.

4. The Warrant Securities have been duly authorized and reserved and, when issued upon exercise and settlement or termination of the transactions contemplated by the Base Warrant Confirmation [and the Additional Warrant Confirmation] in accordance with [its][their] terms, will be validly issued, fully paid and non-assessable, and the issuance of the Warrant Securities will not be subject to any preemptive or similar rights.

5. The Common Stock, the Firm Securities, the Additional Securities and the Underlying Securities conform to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

6. The Common Stock currently outstanding is listed on NASDAQ.

7. The Company has duly and validly authorized, executed and delivered the Underwriting Agreement.

8. The Company has duly and validly authorized, executed and delivered the Call Spread Confirmations, and the Call Spread Confirmations constitute valid and legally binding agreements of the Company enforceable against the Company in accordance with their terms.

9. Each of the Base Indenture and the Supplemental Indenture has been duly and validly authorized, executed and delivered by the Company and qualified under the Trust Indenture Act and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms.

B-1-1

10. The Securities have been duly and validly authorized and executed and, when issued and delivered as provided in the Indenture and paid for as provided therein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

11. To our knowledge and other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no judicial, regulatory or other legal or governmental proceedings pending to which the Company or its Subsidiary is a party or of which any property of the Company or its Subsidiary is the subject which, if determined adversely to the Company or its Subsidiary, would individually or in the aggregate have a Material Adverse Effect; and, to our knowledge, no such proceedings are threatened or contemplated.

12. The execution and delivery of the Transaction Documents by the Company and the performance by the Company of its obligations thereunder did not, and do not (i) violate any provision of the organizational documents of the Company, (ii) violate any law, rule or regulation of any governmental authority applicable to any such party, (iii) require any such party to obtain any approval, consent or waiver of, or make any filing with, any governmental agency or body (other than (a) approvals, consents or waivers already obtained or filings already made and (b) approvals, consents, waivers, authorizations or orders under state securities or blue sky laws as to which we express no opinion), (iv) require the consent or authorization of, or approval by, or notice to, any party to any material contract or agreement of which we have knowledge to which the Company, except for such consents, authorizations, approvals or notices that (assuming the power and authority of the consenting entity and the authority and capacity of the person signing on its behalf) have been obtained or made, (v) conflict with or result in a material breach or violation of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under any material agreement filed with the Commission, to which the Company or its Subsidiary is a party or by which the Company or its Subsidiary or their respective properties, operations or assets may be bound, except as would not, in the aggregate, have a Material Adverse Effect, (vi) violate any judgment, order or decree of which we have knowledge to which the Company or its Subsidiary is a party or by which any of their respective assets or properties is bound or (vii) create any lien or security interest on or in any of the properties of the Company or its Subsidiary that will have a Material Adverse Effect on the financial condition of the Company and its Subsidiary on a consolidated basis.

13. The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Securities Act, the Exchange Act and the Rules and Regulations. The documents filed under the Securities Act and Exchange Act reports incorporated by reference in the Registration Statement and the Prospectus or any amendment thereof or supplement thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations.

B-1-2

14. The statements under the captions “Description of Notes” and “Description of Common Stock” in the Pricing Disclosure Package, the Preliminary Prospectus Supplement and the Prospectus and Items 14 and 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

15. The statements under the caption “Material U.S. Federal Income Tax Consequences” in the Pricing Disclosure Package, the Preliminary Prospectus Supplement and the Prospectus, insofar as such statements constitute summaries of matters of U.S. federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

16. The Company is not and, after giving effect to the transactions contemplated by the Call Spread Confirmations and the offering and sale of the Securities and the application of the proceeds thereof as described in the in the Pricing Disclosure Package, the Preliminary Prospectus Supplement and the Prospectus, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

17. To our knowledge, no contract or agreement is required to be filed as an exhibit to the Registration Statement that is not so filed.

18. Neither the Company nor its Subsidiary is in violation of its respective charter or by-laws and, to our knowledge, neither the Company nor its Subsidiary is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, note, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its Subsidiary, taken as a whole, to which the Company or its Subsidiary is a party or by which the Company or its Subsidiary or their respective property is bound.

B-1-3

EXHIBIT B-2

Form of Negative Assurance Letter of Company Counsel

Based upon and subject to the foregoing, no facts have come to the attention of the attorneys in this firm who are involved in the representations of parties to the transactions described herein in connection therewith that cause us to believe that (i) the Registration Statement, at the time and date it became effective (including the information, if any, deemed pursuant to Rule 430B to be part of the Registration Statement at the time of effectiveness), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date and the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in each case, we express no belief, and make no statement, with respect to the accuracy, completeness or fairness of the financial statements, including the notes and schedules thereto, and any other financial data included or incorporated by reference therein or omitted therefrom.

B-2-1

EXHIBIT B-3

Form of Negative Assurance Letter of Company’s Regulatory Counsel

Based upon and subject to the foregoing, on the basis of the information we gained in the course of performing the services referred to above, nothing has come to our attention that leads us to believe that the Registration Statement, Pricing Disclosure Package, or Prospectus contained or contains any untrue statement of material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein (with respect to the Prospectus, in the light of the circumstances under which they were made), not misleading; provided, however, that we are not passing upon and do not assume any responsibility for the accuracy, completeness, or fairness of the statements contained in other sections of the Registration Statement, Pricing Disclosure Package, or Prospectus, and we have not been requested to and do not make any comment in this paragraph with respect to the financial statements and financial schedules and other financial data included in the Registration Statement, Pricing Disclosure Package, or Prospectus.

B-3-1

EXHIBIT C

Form of Lock-Up Agreement

[Date]

Guggenheim Securities, LLC

As Representative of the several

Underwriters referred to below

c/o Guggenheim Securities, LLC

3330 Madison Avenue

New York, New York 10017

Attention: _______________

ANI Pharmaceuticals, Inc. Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to the proposed public offering (the “Offering”) by ANI Pharmaceuticals, Inc., a Delaware corporation (the “Company”), of its 3.00% Convertible Senior Notes due 2019 (the “Securities”).

In order to induce you and the other underwriters for which you act as representative (the “Underwriters”) to underwrite the Offering, the undersigned hereby agrees that, without the prior written consent of Guggenheim Securities, LLC (“Guggenheim”), during the period from the date hereof until 90 days from the date of the final prospectus for the Offering (the “Lock-Up Period”), the undersigned (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of, any Relevant Security (as defined below), and (b) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration. As used herein “Relevant Security” means the common stock of the Company, par value $0.0001 per share (the “Common Stock”), any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Common Stock or other such equity security.

Notwithstanding the preceding paragraph, if (1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by the immediately preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Guggenheim waives, in writing, such extension; provided, however, that such extension shall not apply if the earnings release, material news published or distributed is compliant under Rule 139 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act. The undersigned acknowledges that the Company has agreed in the underwriting agreement for the Offering to provide notice to the undersigned of any event that would result in an extension of the Lock-Up Period pursuant to this paragraph, and the undersigned agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

C-1

Notwithstanding the foregoing, the undersigned may, without the prior written consent of Guggenheim, transfer or sell (a) any Relevant Security acquired in open market transactions by the undersigned after the completion of the Offering, (b) any Relevant Security if the transfer is by (i) gift, will or intestacy, or (ii) distribution to partners, members or shareholders of the undersigned, (c) any Relevant Security to an immediate family member or any trust for the direct or indirect benefit of the undersigned or one or more members of the immediate family of the undersigned, (d) any Relevant Security to any corporation, partnership or limited liability company, all of the shareholders, partners or members of which consist of the undersigned and/or one or more members of such undersigned’s immediate family, and (e) any Relevant Security for tax planning or payment purposes in connection with the delivery of Common Stock pursuant to restricted stock units granted to the undersigned; provided, however, that in the case of a transfer pursuant to clauses (b) through (e) above, it shall be a condition to the transfer that the transferee (or trustee of any transferee trust) execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement; and provided, further, that in the case of any transfer pursuant to clauses (a) through (e), no filing by any party under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer (other than a filing on a Form 5 after the expiration of the Lock-Up Period). For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin, and any domestic partner. In addition, notwithstanding the foregoing, the undersigned may (A) exercise any options or warrants to purchase any Relevant Security (including by cashless exercise to the extent permitted by the instruments representing such options or warrants); provided, however, that in any such case the Relevant Security issued upon exercise shall remain subject to this Lock-Up Agreement, or (B) enter into a trading plan meeting the requirements of Rule 10b5-1 of the Exchange Act regarding the Common Stock; provided, however, that sales under any such plan may not take place until after the expiration of the Lock-Up Period.

The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities. The undersigned hereby further agrees that, without the prior written consent of Guggenheim, during the Lock-up Period the undersigned (x) will not file or participate in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

C-2

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities, the undersigned will be released from its obligations under this Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,

By: _____________________________

Print Name: _______________________

C-3

EXHIBIT D

Issuer Free Writing Prospectus
Pricing Term Sheet	Filed Pursuant to Rule 433
Dated December 4, 2014	Registration Statement No. 333-195949
Supplementing the Preliminary
Prospectus Supplement dated December 4, 2014
(To Prospectus dated June 14, 2014)

ANI Pharmaceuticals, Inc.

3.00% Convertible Senior Notes due 2019

The information in this pricing term sheet relates to ANI Pharmaceuticals, Inc.’s offering of its 3.00% Convertible Senior Notes due 2019 (the “Offering”) and should be read together with the preliminary prospectus supplement dated December 4, 2014 relating to the Offering (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, and the base prospectus dated June 14, 2014, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, Registration Statement No. 333-195949. The information in this communication supersedes the information in the Preliminary Prospectus Supplement and the accompanying prospectus to the extent inconsistent with the information in the Preliminary Prospectus Supplement and the accompanying prospectus. Terms used herein but not defined herein shall have the meanings as set forth in the Preliminary Prospectus Supplement. All references to dollar amounts are references to U.S. dollars. ANI Pharmaceuticals, Inc. has increased the size of the Offering to $125,000,000 (or $143,750,000 if the underwriters exercise their over-allotment option to purchase additional Notes in full). The final prospectus supplement relating to the Offering will reflect conforming changes relating to such increase in the size of the Offering.

Issuer:	ANI Pharmaceuticals, Inc., a Delaware corporation.

Ticker / Exchange for Common Stock:	ANIP / The NASDAQ Global Market (“NASDAQ”).

Securities Offered:	3.00% Convertible Senior Notes due 2019 (the “Notes”).

Aggregate Principal Amount Offered:

$125,000,000 aggregate principal amount of Notes (or $143,750,000 aggregate principal amount if the underwriters’ over-allotment option to purchase up to an additional $18,750,000 principal amount of Notes is exercised in full).

Maturity Date:	December 1, 2019, unless earlier repurchased or converted.

Interest Rate:	3.00% per annum, accruing from the Settlement Date.

Interest Payment Dates:	June 1 and December 1 of each year, beginning on June 1, 2015.

Public Offering Price:	100% of the principal amount of the Notes plus accrued interest, if any, from the Settlement Date.

Trade Date:	December 5, 2014.

Settlement Date:	December 10, 2014.

NASDAQ Last Reported Sale Price on December 4, 2014:	$53.45 per share of the Issuer’s common stock.

Conversion Premium:	Approximately 30% above the NASDAQ Last Reported Sale Price on December 4, 2014.

Initial Conversion Price:	Approximately $69.48 per share of the Issuer’s common stock.

Initial Conversion Rate:	14.3916 shares of the Issuer’s common stock per $1,000 principal amount of Notes.

D-1

Use of Proceeds:

The Issuer estimates that the proceeds from the Offering will be approximately $120.2 million (or $138.3 million if the underwriters exercise their over-allotment option in full), after deducting fees and estimated expenses. In connection with the pricing of the Offering, the Issuer entered into a convertible note hedge transaction with Nomura Global Financial Products Inc. (“NGFP”), an affiliate of Nomura Securities International, Inc. The Issuer also entered into a warrant transaction with NGFP. The Issuer intends to use approximately $13.6 million of the net proceeds from the Offering to pay the cost of the convertible note hedge transaction (after such cost is partially offset by the proceeds to the Issuer from the sale of the warrant transaction). The Issuer intends to use the remainder of the net proceeds from the Offering (i) to research, develop, and commercialize its drug products, (ii) to acquire complementary businesses, products and technologies that it may identify from time to time and (iii) for other working capital and general corporate purposes. See “Use of Proceeds” in the Preliminary Prospectus Supplement.

If the underwriters exercise their over-allotment option, the Issuer expects to sell additional warrants to NGFP and use the net proceeds from the sale of the additional Notes, together with the proceeds from the additional warrants, to enter into an additional convertible note hedge transaction with NGFP and for working capital and general corporate purposes.

Public Offering Price, Underwriting Discount and Proceeds	The following table shows the Public Offering Price, underwriting discounts and commissions and proceeds before expenses to the Issuer in the Offering:

		Per Note	Total
	Public offering price(1)	$1,000	$125,000,000
	Underwriting discounts and commissions	$35	$4,375,000
	Proceeds, before expenses, to the Issuer	$965	$120,625,000

	(1) Plus accrued interest, if any, from the Settlement Date.

Convertible Note Hedge and Warrant Transactions:

In connection with the pricing of the Notes, the Issuer entered into a convertible note hedge transaction with NGFP. The Issuer also entered into a warrant transaction with NGFP. The convertible note hedge transaction is expected generally to reduce the potential dilution to the Issuer’s common stock upon any conversion of Notes and/or offset any cash payments it is required to make in excess of the principal amount of converted Notes, as the case may be. However, the warrant transaction could separately have a dilutive effect to the extent that the market value per share of the Issuer’s common stock exceeds the applicable strike price of the warrants. If the underwriters exercise their over-allotment option, the Issuer expects to enter into an additional convertible note hedge transaction and an additional warrant transaction with NGFP.

In connection with establishing its initial hedge of the convertible note hedge and warrant transactions, NGFP or an affiliate thereof expects to enter into various derivative transactions with respect to the Issuer’s common stock concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Issuer’s common stock or the Notes at that time.

In addition, NGFP or an affiliate thereof may modify its hedge position by entering into or unwinding various derivatives with respect to the Issuer’s common stock and/or purchasing or selling the Issuer’s common stock or other securities of the Issuer in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and is likely to do so during any observation period related to a conversion of Notes). This activity could also cause or avoid an increase or a decrease in the market price of the Issuer’s common stock or the Notes, which could affect a holder’s ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of Notes, it could affect the number of shares and value of the consideration that a holder will receive upon conversion of the Notes.

See “Description of Convertible Note Hedge and Warrant Transactions” in the Preliminary Prospectus Supplement.

C-2

Joint Book Running Managers:	Guggenheim Securities, LLC Nomura Securities International, Inc.

CUSIP:	00182C AA1

ISIN:	US00182CAA18

Increase in Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change:

Following the occurrence of a “make-whole fundamental change” (as defined in the Preliminary Prospectus Supplement), the Issuer will increase the conversion rate for a holder who elects to convert its Notes in connection with such make-whole fundamental change in certain circumstances, as described under “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change” in the Preliminary Prospectus Supplement.

The following table sets forth the number of additional shares, if any, by which the conversion rate will be increased per $1,000 principal amount of Notes for conversions in connection with a make-whole fundamental change for each stock price and effective date set forth below:

	Stock Price
Effective Date	$53.45	$57.00	$61.00	$65.00	$69.49	$75.00	$80.00	$85.00	$95.00	$105.00	$125.00	$145.00	$175.00	$205.00
December 10, 2014...	4.3175	3.7948	3.2786	2.8501	2.4518	2.0548	1.7631	1.5217	1.1504	0.8836	0.5383	0.3350	0.1624	0.0700
December 1, 2015.....	4.3175	3.7751	3.2340	2.8263	2.4052	1.9899	1.6883	1.4415	1.0684	0.8061	0.4766	0.2894	0.1362	0.0580
December 1, 2016.....	4.3175	3.7576	3.2310	2.7393	2.2917	1.8569	1.5468	1.2976	0.9304	0.6816	0.3836	0.2238	0.0993	0.0384
December 1, 2017.....	4.3175	3.7428	3.0777	2.5432	2.0656	1.6134	1.3004	1.0564	0.7136	0.4963	0.2581	0.1426	0.0586	0.0188
December 1, 2018.....	4.3175	3.4547	2.6976	2.1049	1.5948	1.1376	0.8425	0.6292	0.3632	0.2220	0.0983	0.0498	0.0161	0.0004
December 1, 2019.....	4.3175	3.1523	2.0019	0.9931	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•	If the stock price is between two stock prices in the table above or the effective date is between two effective dates in the table above, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•	If the stock price is greater than $205.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above as described in the Preliminary Prospectus Supplement), no additional shares will be added to the conversion rate.

C-3

•	If the stock price is less than $53.45 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above as described in the Preliminary Prospectus Supplement), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of Notes exceed 18.7091 shares of the Issuer’s common stock, subject to adjustment in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Prospectus Supplement.

_____________________________

The Issuer has filed a registration statement (including the Preliminary Prospectus Supplement dated December 4, 2014 and an accompanying prospectus dated June 14, 2014) with the Securities and Exchange Commission, or SEC, for the Offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement, the accompanying prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and the Offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies may be obtained from Guggenheim Securities, LLC at Attention: Equity Syndicate Department, 330 Madison, 8th Floor, New York, NY 10017, or by telephone at (212) 518-9349, or by email to GSEquityProspectusDelivery@guggenheimpartners.com or Nomura Securities International, Inc. at Attention: ECM Syndicate Dept, 5th floor, 309 West 49th Street, New York, New York 10019-7316.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

[Remainder of Page Intentionally Blank]

C-4